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                                                                    EXHIBIT 5.1

                           [ROPES & GRAY LETTERHEAD]

                               November 26, 1997

Details Capital Corp.
1231 Simon Circle
Anaheim, CA 92806

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

  We have acted as counsel to Details Capital Corp., a California corporation (the "Company") in connection with a Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission relating to the proposed issuance by the Company of up to $110,000,000 aggregate principal amount at maturity of its new 12 1/2% Senior Discount Notes due 2007 (the "Exchange Discount Notes") registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for a like principal amount at maturity of the Company's outstanding 12 1/2% Senior Discount Notes due 2007, which have not been so registered (the "Original Discount Notes").

  The Exchange Discount Notes will be issued under an indenture dated as of November 18, 1997 between Details Holding Corp. ("Holdings") and State Street Bank and Trust Company, as indenture trustee (the "Trustee"), as amended and supplemented by the supplemental indenture dated among Holdings, the Company and the Trustee (as so amended and supplemented, the "Indenture").

  We have examined and relied upon the information set forth in the Registration Statement and such other documents and records as we have deemed necessary. In addition, as to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and public officials.

  In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to as a certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

  We express no opinion as to the laws of any jurisdiction other than those of The Commonwealth of Massachusetts and the federal laws of the United States of America. We have relied as to all matters governed by California law upon the opinion dated the date hereof and filed as Exhibit 5.2 to the Registration Statement. We call your attention to the fact that each of the Indenture and the Exchange Discount Notes provides that it is to be governed by the laws of the State of New York. For
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purposes of the opinion provided herein, we have assumed with your permission that the Indenture and the Exchange Discount Notes would be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflict of laws, rule or provision that would cause the application of the domestic substantive laws of any other jurisdiction.

  Based upon the foregoing, we are of the opinion that:

    The Exchange Discount Notes, assuming due authorization, execution and delivery thereof, when executed and authenticated in the manner provided for the Indenture and delivered against surrender and cancellation of the like aggregate principal amount of Original Discount Notes as contemplated in the Registration Rights Agreement dated as of November 18, 1997, among Holdings, as predecessor in interest to the Company, Details Inc. and the Initial Purchaser named therein, will be enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principle (regardless of whether considered in a proceeding in equity or at law).

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" contained in the prospectus included therein.

  It is understood that this opinion is to be used only in connection with the Exchange Offer while the Registration Statement is in effect.

                                          Very truly yours,

                                          /s/ Ropes & Gray
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                                          Ropes & Gray

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